CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Smartsheet Inc. of our report dated April 1, 2019 relating to the consolidated financial statements, which appears in Smartsheet Inc.’s Annual Report on Form 10-K for the year ended January 31, 2019.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
April 8, 2019